EXHIBIT 23.2

CONSENT OF WALPERT & WOLPOFF, LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2004 with respect to the consolidated financial statements of Avatech Solutions, Inc. for the year ended June 30, 2001, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-114230) and related Prospectus of Avatech Solutions, Inc. for the registration of 4,418,770 shares of its common stock.

/s/ Walpert & Wolpoff, LLP

Baltimore, Maryland

July 19, 2004

E-55